                                                                     Exhibit 4.1
                                                                     -----------

                      PRIVATE PLACEMENT PURCHASE AGREEMENT
                      ------------------------------------


Nexar Technologies, Inc.
257 Turnpike Road
Southborough, MA 01772
re: Purchase of Securities

Gentlemen:

     1.   Certain Representations; Opinion of Counsel.

          (a) Nexar Technologies, Inc. (the "Company") represents and warrants to the undersigned ("Holder") as follows:

               (i) all filings which the Company has made with the Securities and Exchange Commission ("SEC") during the past 12 months were correct and accurate in all material respects as of the date of their filing and in all material respects stated all facts necessary to make such filings not misleading as of the date of their filing;

               (ii) there has been no material adverse change in the business, assets or financial condition of the Company since the most recent such filing, except for adverse changes in the Company's financial condition and results of operations since September 30, 1997;

              (iii) the Company has  the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all proceedings required to be taken by it or its stockholders to authorize the execution, delivery and performance of this Agreement and the agreements relating hereto have been properly taken and this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms; and

               (iv) neither the execution, delivery nor performance of this
                    Agreement by the Company will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of the Company's certificate of incorporation or by-laws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, rule or regulation or any order, judgment or decree to which the Company is a party or by which it may be bound or affected.

          (b) Counsel to the Company is concurrently herewith rendering an opinion to Holder in respect of the validity of the securities issued hereby and on certain other matters.

     2.   Sale of Securities.

          (a) The Company hereby agrees to sell to Holder, and Holder hereby agrees to purchase from the Company, the number of shares of Series B Convertible Preferred Stock ("Preferred"), in multiples of 200, set forth opposite Holder's name below. The purchase price for each share of Preferred is $100, and is payable in cash concurrently herewith.

          (b)  The Certificate of Designation of the Preferred is in the form of
               Exhibit 1.

          (c) The term "Purchasers" as used herein means Holders who in the aggregate are on this date (the "Closing Date") purchasing 32,000 shares of Preferred under agreements of the same tenor as this Agreement.

     3.   Commissions.

          (a) The Company will pay to each of Adar Equities, LLC ("Adar") and Mueller & Company , Inc. ("Mueller") a finder's fee equal to 2.5% of the gross proceeds to the Company from the sale of the Preferred.

          (b) In addition, as a further fee, the Company shall concurrently herewith issue:

               (i) to Adar a warrant in the form of Exhibit 2A (an "A Warrant") to purchase 1,000,000 shares of common stock of the Company ("common stock"),

               (ii) to Adar a warrant in the form of Exhibit 2B (a "B Warrant")
                    to purchase 25,000 shares of common stock,

              (iii) to Mueller a B Warrant to purchase 525,000 shares of common stock, and

               (iv) to Adar a warrant in the form of Exhibit 2C (a "C Warrant")
                    to purchase 25,000 shares of common stock, and

                (v) to Mueller a C Warrant to purchase 525,000 shares of common stock

          (c) The warrants aforesaid are collectively referred to herein as the "Warrants."

     4.   Registration.

          (a) The Company will, on or before May 1, 1998 file a registration statement on Form S-3 (the "Registration Statement") for the public sale by Holder of the shares which are issuable on conversion of the Preferred and for the public sale by Adar and Mueller of shares issuable on exercise of the Warrants. Sufficient shares shall be registered to cover conversions of the Preferred at a Conversion Price (as defined in the Preferred) of $2.00 and exercise of all of the Warrants. The Registration Statement shall also cover such indeterminate number of shares as may be permitted under Rules 416 and 457 under the Securities Act of 1933. If, as of the close of business on any date, the number of shares registered under the Registration Statement or a supplementary registration statement is less than 120% of the number of shares then issuable under the Preferred (based on the then Conversion Price) and Warrants, the Company shall forthwith file a new or amended registration statement to cover conversions at one-half of such Conversion Price; such additional registration statement(s) shall also constitute a "Registration Statement" for all purposes hereof. The shares to be covered by the Registration Statement are collectively referred to as the "registered shares."

          (b) The Company shall be entitled to impose reasonable black-out periods, not to extend beyond 30 days per black-out, and not to exceed two black-out periods in any 12-month period, during which sales may not be made under the Registration Statement as a result of the occurrence of material developments which render the Registration Statement incomplete or misleading. The Company will within 10 days of the commencement of each black-out amend or supplement the Registration Statement, if necessary, so as to permit resumption of sales thereunder.

          (c) In addition to, and without limiting Holder's other remedies, for each month (pro rated for any part of a month) by which the Company is late in filing the Registration Statement, the Company will pay to Holder promptly upon demand an amount equal to 1% of the purchase price paid by Holder for the Preferred hereunder. For example, if the Registration Statement is filed on May 16, 1998 (i.e., 15 days late) and Holder has paid $100,000 for the Preferred, the Company shall upon request pay to Holder $500.

          (d) The Company shall use its diligent efforts to cause the Registration Statement to become effective not later than 90 days after the date of this Agreement, and to remain effective for two years and thereafter so long as any Warrants remain exercisable. The registration shall be accompanied by blue sky clearances in such states as Holder may reasonably request. The Company will file an acceleration request with the SEC no later than three business days after SEC clearance to do so.

          (e) The Company shall pay all expenses of the registration hereunder, other than Holder's underwriting discounts, brokerage fees and counsel or other fees and selling expenses.

          (f) The Company shall supply to Holder a reasonable number of copies of all registration materials and prospectuses. The Company and Holder shall execute and deliver to each other indemnity agreements which are conventional in registered offerings of this type. The Holder shall reasonably cooperate with the Company in the preparation and filing of the Registration Statement and appropriate amendments thereto, and shall provide to the Company such information with respect to the Holder as the Company may reasonably require in connection therewith.

          (g) Holder may transfer all or any part of its registration rights to "permitted transferees" of the Preferred or portions thereof. A "permitted transferee" is a person to whom a transfer of one or more Preferred is made at one time in accordance with the terms of this Agreement, but only if such transfer is in compliance with applicable federal and state securities laws and only if the transferee in a written notice addressed to the transferor and to the Company (i) agrees to comply with all covenants and agreements set forth in this Agreement, and (ii) can and does make each of the representations and warranties of Holder set forth in this Agreement.

          (h) Once the registration statement is effective, the Company will issue UNLEGENDED shares of common stock (in form which can be transmitted electronically if desired by Holder):

               (i) on conversion of the Preferred, whether or not such shares are sold simultaneously with such conversion or exercise; or

               (ii) in exchange for any legended shares of common stock which were issued on prior conversion of the Preferred.

          (i) Holder covenants that in connection with all sales pursuant to the Registration Statement it will deliver to the buyer or its agent a copy of the prospectus which shall constitute a part of the Registration Statement.

          (j) Should Holder from time to time or times give to the Company notice that it has assigned the Warrants or any portion thereof, the Company shall, within ten business days after receipt of such notice as provided below, file a supplement to the registration statement to reflect the name(s) of the transferee(s) as a selling shareholder.

     5. Until the 90/th/ day after the date of the effectiveness of the Registration Statement, the Company shall not issue any securities pursuant to Regulation D or Section 4(2) under the Securities Act of 1933, as amended (the "Securities Act"). From the 91/st/ day until the 180/th/ day after the date of the effectiveness of the Registration Statement, the Company shall not issue any securities pursuant to Regulation D or Section 4(2) under the Securities Act unless the Company first offers to the Purchasers the 30-day right of first refusal to purchase such securities, allocated among Purchasers based on the respective number of shares of Preferred purchased by them. So long as any shares of Preferred are outstanding, the Company shall not issue any securities under Regulation S under the Securities Act.

     6. The Company represents that neither the issuance of the Preferred and Warrants, nor the conversion or exercise thereof, will trigger any rights or obligations under any outstanding securities of the Company.

     7. The Company's obligations under this Agreement and under the securities issuable hereunder shall not be subject to defense, offset or counterclaim for any matter or thing. All claims by the Company against any holder of such securities shall be brought by the Company in separate actions for monetary damages only, and injunctive relief shall not be available.

     8.   Securities Representations.

          (a) Holder represents and warrants that it is purchasing the Preferred solely for investment solely for its own account and not with a view to or for the resale or distribution thereof except as permitted under the Registration Statement or as otherwise permitted under the Securities Act.

          (b) Holder understands that it may sell or otherwise transfer the Preferred or the shares issuable on conversion of the Preferred only if such transaction is duly registered under the Securities Act, under the Registration Statement or Rule 144 or otherwise, or if Holder shall have received the favorable opinion of counsel to the holder, which opinion shall be reasonably satisfactory to counsel to the Company, to the effect that such sale or other transfer may be made in the absence of registration under the Securities Act, and registration or qualification in every applicable state. The certificates representing the aforesaid securities will be legended to reflect these restrictions, and stop transfer instructions will apply. Holder realizes that the Preferred are not a liquid investment.

          (c) Holder has not relied upon the advice of a "Purchaser Representative" (as defined in Regulation D of the Securities
               Act) in evaluating the risks and merits of this investment. Holder has the knowledge and experience to evaluate the Company and the risks and merits relating thereto.

          (d) Holder represents and warrants that Holder is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act, and shall be such on the date any Preferred are issued to the holder; Holder acknowledges that Holder is able to bear the economic risk of losing Holder's entire investment in the shares and understands that an investment in the Company involves substantial risks; Holder has the power and authority to enter into this agreement, and the execution and delivery of, and performance under this agreement shall not conflict with any rule, regulation, judgment or agreement applicable to the Holder; and Holder has invested in previous transactions involving restricted securities. Holder has had the opportunity to discuss the Company's affairs with the Company's officers.

     9. Fee. Concurrently herewith, the Company is paying to Oscar D. Folger, as counsel to certain Purchasers, a fee in the amount of $15,000.

     10. Hedging Transactions. Nothing contained herein shall limit the right of Holder, to the extent permitted by law, to engage in hedging, short sale and similar transactions in securities of the Company. The Holder represents that Holder has no current short position in securities of the Company.

     11.  Miscellaneous.

          (a) This Agreement may not be changed or terminated except by written agreement. It shall be binding on the parties and on their personal representatives and permitted assigns. It sets forth all agreements of the parties, and may be signed in counterparts. It shall be enforceable by decrees of specific performance (without posting bond or other security) as well as by other available remedies. This Agreement shall be governed by, and construed in accordance with, the laws of Delaware. The federal and state courts sitting in Boston, Massachusetts shall have exclusive jurisdiction over all matters relating to this Agreement. Trial by jury is expressly waived.

          (e) All notices, requests, service of process, consents, and other communications under this Agreement shall be in writing and shall be deemed to have been delivered (i) on the date personally delivered or (ii) one day after properly sent by recognized overnight courier, addressed to the respective parties at their address set forth in this Agreement or (iii) on the day transmitted by facsimile so long as a confirmation copy is simultaneously forwarded by recognized overnight courier, in each case addressed to the respective parties at their address set forth in this Agreement. Either party hereto may designate a different address by providing written notice of such new address to the other party hereto as provided above.

     12. Except as otherwise set forth herein, each party hereto shall be responsible for its own expenses with regard to the negotiation and execution of this Agreement.

Dated: March 20, 1998

HOLDER:

Signature: _________________________

Type or print name: ________________

Address: ___________________________

Fax No.

Social Security No or EIN: _______________

Number of shares of Preferred: ____________

AGREED:

NEXAR TECHNOLOGIES, INC.

BY_______________________

                                   EXHIBIT 1

                           Certificate of Designation

                            NEXAR TECHNOLOGIES, INC.

     There is hereby created a series of the Preferred Stock of this corporation to consist of 32,000 of the shares of Series B Convertible Preferred Stock, $.01 par value per share, which this corporation now has authority to issue.

     1. The distinctive designation of the series shall be "Series B Convertible Preferred Stock" (the "Preferred Stock" or the "Series B Preferred Stock"). The number of shares of Series B Convertible Preferred Stock shall be 32,000.

     2. For purposes of this Certificate of Designation and the Company's Certificate of Incorporation, (i) any series of Preferred Stock of the Company entitled to dividends and liquidation preference on a parity with the Series B Preferred Stock shall be referred to as "Parity Preferred Stock," (ii) any series of Preferred Stock ranking senior to the Series B and Parity Preferred Stock with respect to dividends and liquidation preference shall be referred to as "Senior Stock," and (iii) the Common Stock and any series of Preferred Stock ranking junior to the Series B and Parity Preferred Stock with respect to dividends and liquidation preference shall be referred to as "Junior Stock." As of the date of this Certificate of Designation there is not outstanding any Parity Preferred Stock. Without limiting the generality of the foregoing, the outstanding 45,684 shares of the Company's Convertible Preferred Stock are and shall be Junior Stock.

     3. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to holders of Senior Stock, the holders of Series B Preferred Stock and Parity Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Junior Stock or Common Stock by reason of their ownership thereof, an amount equal to their full liquidation preference, which in the case of shares of Series B Preferred Stock shall be $100 per share, plus accrued and unpaid dividends (the "Redemption Value"). If, upon such liquidation, dissolution or winding-up of the Company, the assets of the Company available for distribution to the holders of its stock be insufficient to permit the distribution in full of the amounts receivable as aforesaid by the holders of Preferred Stock and Parity Preferred Stock, then all such assets of the Company shall be distributed ratably among the holders of Preferred Stock and Parity Preferred Stock in proportion to the amounts which each would have been entitled to receive if such assets were sufficient to permit distribution in full as aforesaid. Neither the consolidation nor merger of the Company nor the sale, lease or transfer by the Company of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Company for the purposes of this paragraph.

     4.   Certain Definitions and References

          (a) The Preferred Stock is being issued under Private Placement Purchase Agreements between the Company and the holders of the Preferred Stock (each, a "Subscription Agreement").

          (b) The terms "Registration Statement" and "Closing Date" shall have the meanings attributed thereto in the Subscription Agreement, and the term "Effective Date" means the date on which the Registration Statement shall be declared to be effective.

     5.   Dividends

          (a) The holders of the Preferred Stock shall be entitled to receive a dividend, payable in arrears quarterly on the last day of each calendar quarter commencing with the calendar quarter which begins on April 1, 1998 or on earlier conversion or redemption of the Preferred Stock, which accrues from the date of issuance at the annual rate of $5 per share, provided that the annual rate shall be $18 during any First Delay Period and the annual rate shall be $24 during any Extended Delay Period.

               (i) The reference to the "First Delay Period" shall apply only if the Effective Date has not occurred by the close of business on June 30, 1998 and means the period which begins on July 1, 1998 and ends on the earlier of August 31, 1998 or the Effective Date.

               (ii) The reference to the "Extended Delay Period" shall apply only if the Effective Date has not occurred by August 31, 1998 and means the period which begins on September 1, 1998 and ends on the Effective Date.

          (b) The dividends shall be payable at the option of the Company either in cash or in shares of Common Stock which on the date of the dividend payment are convertible into shares of Common Stock which have a value equal to the dividend, provided that dividends may be paid in Common Stock only if the public sale thereof is permitted under a then effective registration statement. The value of each share of Common Stock for the purposes of any dividend payment shall be equal to the average of the last reported sales prices therefor on the NASDAQ National or Small Cap Market on the last five trading days prior to the date of the payment.

          (c) Nothing in this Certificate shall limit any other remedies which may be available to the Holder by reason of any delay in the filing or the effectiveness of the Registration Statement.

     6.   Conversion

          (a) The holder shall have the right at any time (whether before or after the Effective Date or otherwise) in its sole discretion, to convert the Preferred Stock, in whole or in part, into a number of shares (the "Conversion Shares") of the Company's common stock (the "Common Stock") equal to $100 per share converted divided by the Conversion Price. The Conversion Price means the lesser of
               (1) $3.25 or (2) 75% of the average of the closing bid price of a share of Common Stock of the Company during the five trading days prior to such conversion.

          (b) In the event that the holder elects to exercise its conversion rights hereunder, it shall give to the Company written notice (by fax or overnight courier service or personal delivery) of such election and shall surrender his Preferred Stock to the Company for cancellation. Conversion shall be effective upon the giving of such notice provided that the certificate for the converted Preferred Stock is received by the Company within three days thereafter. The Company shall, within three business days after receipt by the Company of notice of conversion and the Preferred Stock being converted, deliver irrevocable instructions to its transfer agent (with a copy to Holder) to DWAC the shares of Common Stock issuable on such conversion. In addition to, and without limiting any other remedy available to Holder for any breach by the Company of its obligation timely to DWAC shares upon conversion as aforesaid , (1) Holder shall be entitled at its option by notice to rescind any such conversion, and (2) the Company shall forthwith upon Holder's demand from time to time or times pay to Holder $50 per share for each day of delay in fulfilling such obligation. Such obligation to pay such amount shall accrue interest, payable on demand, at the rate of 11% per annum.

          (c) The Preferred Stock shall on March 1, 2000 automatically convert into Common Stock at the then Conversion Price, provided that such conversion shall occur on such date only if the Company's listing on the NASDAQ Small Cap or National Market has then been in effect at all times from and after January 1, 1999, and only if all of the Common Stock issuable upon conversion of the Preferred Stock may then be resold publicly pursuant to an effective registration statement under the Securities Act of 1933 or under Rule 144 thereunder. If by reason of the proviso in the preceding sentence the Preferred Stock shall not convert automatically on March 1, 2000, the Holder may, in addition to such Holder's other remedies, by written notice to the Company, require the Company forthwith to redeem the Preferred Stock at a redemption price equal to $100 per share plus accrued dividends. The redemption price shall accrue interest payable on demand at the rate of 15% per annum.

          (d) The Company shall reserve for issuance on conversion and exercise of the Preferred Stock and the Warrant (as defined in the Subscription Agreement) the number of shares of Common Stock which would be issuable under the Preferred Stock if converted at a Conversion Price of $1.50, and shall reserve additional shares as requisite should the Conversion Price decline below $1.50. The Company shall use its diligent efforts promptly to list on NASDAQ all shares of Common Stock which are issued upon conversion of the Preferred Stock.

          (e) The Preferred Stock shall be convertible at any time only to the extent that Holder would not as a result of such exercise (and after giving effect to any shares or warrants or other securities owned by Holder) beneficially own more that 9.99% of the then outstanding Common Stock. Beneficial ownership shall be defined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. The opinion of counsel to Holder shall prevail in the event of any dispute on the calculation of Holder's beneficial ownership.

          (f) If any consolidation or merger of the Company into another corporation which has a market capitalization of not less than $75 million, or the sale or conveyance of all or substantially all of its assets to any such corporation, shall be effected, then, at the election of the Company, exercisable by notice (an "Automatic Conversion Notice") to the Holder given not later than the 20/th/ business day prior to the consummation of such transaction, the Preferred Stock shall be deemed automatically converted immediately prior to the consummation of such transaction as provided above, provided that:

               (i) cash shall be payable in respect of the Company's common stock in the transaction or the securities issuable in respect of the Company's common stock in the transaction shall be immediately freely and publicly tradeable; and

               (ii) the Company shall give to the holders of the Preferred Stock not less than 20 days' prior written notice of such transaction. For purposes of this Section, "market capitalization" shall mean the product of the number of outstanding shares of the other corporation's stock multiplied by the average of the closing bid prices for the other corporation's stock (as quoted on a national securities exchange or on NASDAQ) during the 20 trading days prior to the measurement date.

          (b) If the Company does not timely give an Automatic Conversion Notice in respect of a transaction referred to above, or if any other consolidation, merger or sale shall be effected, or if any capital reorganization or reclassification of the Common Stock shall be effected, then, as a condition precedent of such transaction, appropriate provision shall be made to the end that conversion rights hereunder (including, without limitation, provisions for appropriate adjustments) shall thereafter be applicable, as nearly as may be practicable in relation to the kind of stock, securities or assets which are deliverable in respect of Common Stock upon the consummation of such transaction, to the end that the Holder shall have the right to receive upon conversion the kind of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such transaction had the Preferred Stock been converted immediately prior to such event.

          (c) The Company covenants to call a special or annual meeting of shareholders which will be held on or before June 30, 1998 and at which the Company's shareholders will be asked to approve the issuance of shares on conversion of the Preferred Stock and Warrants issued to the Purchasers (each such terms as defined in the Subscription Agreement). The Board of Directors of the Company will recommend that the shareholders of the Company vote in favor of such approval. Until such approval is obtained, the maximum number of shares which will be issued on conversion of the Preferred Stock and exercise of the Warrants is 2,001,810, issuable on a first converted-first exercised basis. Should such approval not be obtained by the close of business on June 30, 1998, then until such approval is obtained, the Company shall on demand by Holder made at any time or times redeem any portion of the Preferred Stock designated by Holder for redemption (the "Redeemed Portion") at a redemption price per share equal to $125 plus accrued dividends. The redemption price shall be payable within five business days after demand for redemption is made, and shall accrue interest payable on demand at 11% per annum. The Holders of shares of common stock issued on conversion of the Preferred Stock shall not vote their shares of common stock at the meeting aforesaid.

     7. Purchase for Investment. The Holder, by acceptance of shares of Preferred Stock, acknowledges that the Preferred Stock (and the Common Stock into which the Preferred Stock is convertible) has not been registered under the Act, covenants and agrees with the Company that such Holder is taking and holding the Preferred Stock (and the Common Stock into which the Preferred Stock is convertible) for investment purposes and not with a view to, or for sale in connection with, a distribution thereof and that the Preferred Stock (and the Common Stock into which the Preferred Stock is convertible) may not be assigned, hypothecated or otherwise disposed of in the absence of an effective registration statement under the Act or an opinion of counsel for the Holder, which counsel shall be reasonably satisfactory to the Company, to the effect that such disposition is in compliance with the Act, and represents and warrants that such Holder is an "accredited investor" that such Holder has, or with its representative has, such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks in respect of this Preferred Stock (and the Common Stock into which the Preferred Stock is convertible) and is able to bear the economic risk of such investment.

     8. The Company covenants and agrees that all shares of Common Stock which may be issued upon conversion of this Preferred Stock will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the holder thereof.

     9.   Certain Events of Mandatory Redemption.

          (a) An "event of redemption" with respect to this Preferred Stock shall exist if any of the following shall occur, if:

          (i) The Company shall breach or fail to comply with any provision of this Preferred Stock and such breach or failure shall continue for 15 days after written notice by any Holder of any Preferred Stock to the Company.

          (ii) A receiver, liquidator or trustee of the Company or of a substantial part of its properties shall be appointed by court order and such order shall remain in effect for more than 15 days; or the Company shall be adjudicated bankrupt or insolvent; or a substantial part of the property of the Company shall be sequestered by court order and such order shall remain in effect for more than 15 days; or a petition to reorganize the Company under any bankruptcy, reorganization or insolvency law shall be filed against the Company and shall not be dismissed within 45 days after such filing.

          (iii) The Company shall file a petition in voluntary bankruptcy or request reorganization under any provision of any bankruptcy, reorganization or insolvency law, or shall consent to the filing of any petition against it under any such law.

          (iv) The Company shall make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or consent to the appointment of a receiver, trustee or liquidator of the Company, or of all or any substantial part of its properties.

          (b) If an event of redemption shall occur, the Holder may, in addition to such Holder's other remedies, by written notice to the Company, require the Company forthwith to redeem the Preferred Stock at a redemption price equal to $100 per share plus accrued dividends. The redemption price shall accrue interest payable on demand at the rate of 15% per annum.

     10. Without the consent of a majority in interest of the holders of the Preferred Stock, the Company shall not create any class of equity security which is senior to or on parity with the Preferred Stock in liquidation rights, other than in connection with the sale of shares to existing stockholders of the Company; or to an entity whose relationship with the Company creates intangible value for the Company; or to fund merger and/or acquisition related activity.

     11. All share, redemption and similar amounts are subject to appropriate adjustment in the event of stock splits, stock dividends, recapitalization and similar events.

     12. The Preferred Stock shall have no voting rights except as otherwise required by law.

     13.  Miscellaneous.

          (a) All notices and other communications required or permitted to be given hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telegram, by facsimile, recognized overnight mail carrier, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: (a) if to the Holder, to such address as such Holder shall furnish to the Company in accordance with this Section, or (b) if to the Company, to it at its headquarters office, or to such other address as the Company shall furnish to the Holder in accordance with this Section.

          (b) The waiver of any event of default or the failure of the Holder to exercise any right or remedy to which it may be entitled shall not be deemed a waiver of any subsequent event of default or of the Holder's right to exercise that or any other right or remedy to which the Holder is entitled.

          (c) The Holder shall be entitled to recover its legal and other costs of collecting on the Preferred Stock, and such costs shall accrue interest, payable on demand, at the rate of 15% per annum.


     In addition to all other remedies to which the Holder may be entitled hereunder, Holder shall also be entitled to decrees of specific performance without posting bond or other security.

                             Exhibit 2A, 2B and 2C

[Note that all exhibits are identical except as set forth in Section 1 regarding the exercise price]

     Neither this Warrant nor the shares of Common Stock issuable on exercise of this Warrant have been registered under the Securities Act of 1933. None of such securities may be transferred in the absence of registration under such Act or an opinion of counsel to the effect that such registration is not required.

                            NEXAR TECHNOLOGIES, INC.
                                    WARRANT

DATED:

Number of Shares:

Holder:

Address:

_______________________________

1. THIS CERTIFIES THAT the Holder is entitled to purchase from NEXAR TECHNOLOGIES, INC., a Delaware corporation (hereinafter called the "Company"), the number of shares of the Company's common stock ("Common Stock") set forth above, at an exercise price per share equal to

          1.1.1.    [For Exhibit A] $4.00

          1.1.2.    [For Exhibit B] $4.25

          1.1.3.    [For Exhibit C] $4.75

2. All rights granted under this Warrant shall expire on the fourth anniversary of the date of issuance of this Warrant, provided that this Warrant may expire earlier as provided in Section 3.

3.   Early Expiration.

     3.1. The following terms shall have the following definitions:

          3.1.1. Effective Date means the date of the effectiveness of the registration statement (the "Registration Statement") referred to in a Private Placement Purchase Agreement dated as of the date of this Warrant.

          3.1.2. The "30-day Price" means the closing bid price (on NASDAQ or such other securities exchange where the common stock may then be listed) of the Common Stock in a period of 30 consecutive trading days (the "Test Period") which begins after the Effective Date and through which the Registration Statement continues to be effective.

     3.2. If any 30-day Price is not less than $7 per share in any Test Period, then, upon notice given by the Company within 10 days after the end of such Test Period, this Warrant shall expire.

4. This Warrant may be exercised in whole or in part at any time prior to expiration.

5. Notwithstanding anything to the contrary contained herein, Holder shall not have the right to exercise this Warrant so long as and to the extent that at the time of such exercise, such exercise would cause the Holder then to be the "beneficial owner" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of 10% or more of the Company's then outstanding Common Stock. The opinion of counsel to Holder shall prevail in the event of any dispute on the calculation of Holder's beneficial ownership.

6. This Warrant and the Common Stock issuable on exercise of this Warrant (the "Underlying Shares") may be transferred, sold, assigned or hypothecated in whole or in part, only if registered by the Company under the Securities Act of 1933, as amended (the "Act"), or if the Company has received from counsel to the Holder a written opinion to the effect that registration of the Warrant or the Underlying Shares is not necessary in connection with such transfer, sale, assignment or hypothecation. The Warrant and the Underlying Shares shall be appropriately legended to reflect this restriction and stop transfer instructions shall apply. The Holder shall through its counsel provide such information as is reasonably necessary in connection with such opinion. Notwithstanding the above, this Warrant may only be transferred to a transferee that is, and has complied with the requirements of, a "permitted transferee" (as defined in the Subscription Agreement).

7. The holder of this Warrant is entitled to certain registration rights under an Agreement dated of even date herewith (the "Subscription Agreement"). Upon each permitted transfer of this Warrant after the registration statement has been declared effective, the Company will within ten business days after receipt of notice thereof supplement the registration statement to reflect the name of the transferee as a selling shareholder thereunder.

8. The Company covenants to call a special or annual meeting of shareholders which will be held on or before June 30, 1998 and at which the Company's shareholders will be asked to approve the issuance of shares on conversion of the Warrants and the Preferred Stock issued to the Purchasers (each such terms as defined in the Subscription Agreement). The Board of Directors of the Company will recommend that the shareholders of the Company vote in favor of such approval. Until such approval is obtained, the maximum number of shares which will be issued on conversion of the Preferred Stock and exercise of the Warrants is 2,001,810, issuable on a first converted-first exercised basis. Should such approval not be obtained by the close of business on June 30, 1998, then until such approval is obtained, the Company shall on demand by Holder made at any time or times redeem any portion of the Warrants designated by Holder for redemption (the "Redeemed Portion") at a redemption price per share equal to the pre-tax profit Holder would have earned had Holder, at the close of business on the date of its demand for redemption, exercised the Redeemed Portion and simultaneously sold the shares received on such exercise at the closing NASDAQ sales price on such date. The redemption price shall be payable within five business days after demand for redemption is made, and shall accrue interest payable on demand at 11% per annum.

     The Holders of shares of common stock issued on conversion of the Warrants shall not vote such shares of common stock at the meeting aforesaid.

9.   Any permitted assignment of this Warrant shall be effected by the Holder by
     (i) executing a standard form of assignment, (ii) surrendering the Warrant for cancellation at the office of the Company, accompanied by the opinion of counsel to the Holder referred to above; and (iii) unless in connection with an effective registration statement which covers the sale of this Warrant and or the shares underlying the Warrant, delivery to the Company of a statement by the transferee (in a form acceptable to the Company and its counsel) that transferee is, and has complied with the requirements of, a "permitted transferee" (as defined in the Subscription Agreement).

10. The transferor will pay all relevant transfer taxes. Replacement warrants shall bear the same legend as is borne by this Warrant.

11. The term "Holder" should be deemed to include any permitted transferee of record of this Warrant.

12. Reservation of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise hereof will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the holder thereof. The Company further covenants and agrees that, during the periods within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of this Warrant and all other Warrants.

13. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

14. In the event that as a result of reorganization, merger, consolidation, liquidation, recapitalization, stock split, combination of shares or stock dividends payable with respect to such Common Stock, the outstanding shares of Common Stock of the Company are at any time increased or decreased or changed into or exchanged for a different number or kind of share or other security of the Company or of another corporation, then appropriate adjustments in the Exercise Price and in the number and kind of such securities then subject to this Warrant shall be made effective as of the date of such occurrence so that the position of the Holder upon exercise will be the same as it would have been had it owned immediately prior to the occurrence of such events the Common Stock subject to this Warrant. Such adjustment shall be made successively whenever any event listed above shall occur and the Company will notify the Holder of the Warrant of each such adjustment. Any fraction of a share resulting from any adjustment shall be eliminated and the price per share of the remaining shares subject to this Warrant adjusted accordingly.

15 The rights represented by this Warrant may be exercised at any time within the period above specified by faxed notice of exercise which is followed within three business days by (i) surrender of this Warrant at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company by wire transfer or certified or bank check of the exercise price for the number of shares of common stock specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) unless in connection with an effective registration statement which covers the sale of the shares underlying the Warrant, the delivery to the Company of a statement by the Holder (in a form acceptable to the Company and its counsel) that such shares are being acquired by the Holder for investment and not with a view to their distribution or resale (unless such distribution or resale is permitted under the Act) and of an opinion of Holder's counsel if reasonably requested by the Company. Notwithstanding the above, unless in connection with an effective registration statement which covers the sale of the shares underlying the Warrant, such shares may only be transferred to a transferee that is, and has complied with the requirements of, a "permitted transferee" (as defined in the Subscription Agreement).

16. Within five business days following exercise of this Warrant or any part of this Warrant (inclusive of payment of the exercise price therefor and delivery of the documents required above in connection therewith), the Company shall deliver to Holder, or, at Holder's request, DWAC, certificates evidencing the shares of Common Stock so purchased. Such certificates shall bear appropriate restrictive legends in accordance with applicable securities laws, but shall be unrestricted and bear no legends once the registration statement referred to above has been declared effective. In the event the Company breaches its obligation timely to deliver shares of common stock on conversion, then, without limiting Holder's other rights and remedies, the Company shall forthwith pay to the Holder an amount accruing at the rate of $1,000 per day for each day of such breach for each 20,000 shares of common stock subject to this Warrant, with pro rata payments for shares in an amount less than 20,000.

17. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware. The federal and state courts in Boston, Massachusetts shall have exclusive jurisdiction over this instrument and the enforcement thereof. Service of process shall be effective if by certified mail, return receipt requested. All notices shall be in writing and shall be deemed given upon receipt by the party to whom addressed.
     This instrument shall be enforceable by decrees of specific performances well as other remedies.

     IN WITNESS WHEREOF, Nexar Technologies, Inc. has caused this Warrant to be signed by its duly authorized officers under Its corporate seal, and to be dated as of the date set forth above.

NEXAR TECHNOLOGIES, INC.

By__________________________

                            Nexar Technologies, Inc.
                               257 Turnpike Road
                             Southborough, MA 01772
                           re: Purchase of Securities

Mueller & Company, Inc.

Adar Equities, Inc.

Gentlemen:

     1. Reference is made to a Private Placement Purchase Agreements (each, an "Agreement") dated as of this date by and among certain purchasers and Nexar Technologies, Inc. (the "Company"). Capitalized terms used herein have the meanings attributed thereto in the Agreements.

     2. The Company confirms to you (the "Finders") the Company's fee and registration obligations to Finders referred to in the Agreements.

     3. Should either Finder from time to time or times give to the Company notice that it has assigned the Warrants or any portion thereof, the Company shall, within ten business days after receipt of such notice as provided below, file a supplement to the Registration Statement to reflect the name(s) of the transferee(s) as a selling shareholder.

     4. The Company's obligations under this Agreement and under the Warrants shall not be subject to defense, offset or counterclaim for any matter or thing. All claims by the Company against any holder of such securities shall be brought by the Company in separate actions for monetary damages only, and injunctive relief shall not be available.

     5.   Securities Representations.

          (a) Each Finder represents and warrants that it is acquiring the Warrants solely for investment solely for its own account and not with a view to or for the resale or distribution thereof except as permitted under the Registration Statement or as otherwise permitted under the Securities Act.

          (b) Each Finder understands that it may sell or otherwise transfer the shares issuable on exercise of the Warrants only if such transaction is duly registered under the Securities Act, under the Registration Statement or otherwise, or if Finder shall have received the favorable opinion of counsel to the holder, which opinion shall be reasonably satisfactory to counsel to the Company, to the effect that such sale or other transfer may be made in the absence of registration under the Securities Act, and registration or qualification in every applicable state. The certificates representing the aforesaid securities will be legended to reflect these restrictions, and stop transfer instructions will apply. Finder realizes that the Warrants are not a liquid investment.

          (c) Neither Finder has relied upon the advice of a "Purchaser Representative" (as defined in Regulation D of the Securities
               Act) in evaluating the risks
               and merits of this investment. Each Finder has the knowledge and experience to evaluate the Company and the risks and merits relating thereto.

          (d) Each Finder represents and warrants that such Finder is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act; Finder acknowledges that Finder is able to bear the economic risk of losing Finder's entire investment in the shares and understands that an investment in the Company involves substantial risks; Finder has the power and authority to enter into this agreement, and the execution and delivery of, and performance under this agreement shall not conflict with any rule, regulation, judgment or agreement applicable to the Finder; and Finder has invested in previous transactions involving restricted securities. Finder has had the opportunity to discuss the Company's affairs with the Company's officers.

     6.   Miscellaneous.

          (a) This Agreement may not be changed or terminated except by written agreement. It shall be binding on the parties and on their personal representatives and permitted assigns. It sets forth all agreements of the parties, and may be signed in counterparts. It shall be enforceable by decrees of specific performance (without posting bond or other security) as well as by other available remedies. This Agreement shall be governed by, and construed in accordance with, the laws of Delaware. The federal and state courts sitting in Boston, Massachusetts shall have exclusive jurisdiction over all matters relating to this Agreement. Trial by jury is expressly waived.

          (e) All notices, requests, service of process, consents, and other communications under this Agreement shall be in writing and shall be deemed to have been delivered (i) on the date personally delivered or (ii) one day after properly sent by recognized overnight courier, addressed to the respective parties at their address set forth in this Agreement or (iii) on the day transmitted by facsimile so long as a confirmation copy is simultaneously forwarded by recognized overnight courier, in each case addressed to the respective parties at their address set forth in this Agreement. Either party hereto may designate a different address by providing written notice of such new address to the other party hereto as provided above.

     7. Except as otherwise set forth herein, each party hereto shall be responsible for its own expenses with regard to the negotiation and execution of this Agreement.

Dated: ________________________

ADAR EQUITIES, LLC

By __________________________

MUELLER & COMPANY, INC.

BY __________________________

AGREED:

NEXAR TECHNOLOGIES, INC.

BY_______________________